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                                                                  EXHIBIT 10.17

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
Bioanalytical Systems, Inc.                                 Bank One, Lafayette, NA
2701 Kent Avenue                                            201 Main Street
West Lafayette, IN  47906                                   Lafayette, IN  47901

35-1345024
DEBTOR'S NAME, ADDRESS AND SSN OR TIN                       SECURED PARTY'S NAME AND ADDRESS
    ("I" means each Debtor who signs.)                      ("You" means the Secured Party, its successors and assigns.)
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I am entering into this security agreement with you on August 22, 1996 (date).

SECURED DEBTS. I agree that this security agreement will secure the payment and performance of the debts, liabilities or obligations described below that (Check one) [ ] I [x] (name) Bioanalytical Systems, Inc. owe(s) to you now or in the future: (Check one below):

    [ ] SPECIFIC DEBT(S). The debt(s), liability or obligations evidenced by (describe): __________________________________________________________
         and all extensions, renewals, refinancings, modifications and replacements of the debt, liability or obligation.

    [x] ALL DEBT(S). Except in those cases listed in the "LIMITATIONS" paragraph on page 2, each and every debt, liability and obligation of every type and description (whether such debt, liability or obligation now exists or is incurred or created in the future and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several).

SECURITY INTEREST. To secure the payment and performance of the above described Secured Debts, liabilities and obligations, I give you a security interest in all of the property described below that I now own and that I may own in the future (including, but not limited to, all parts, accessories, repairs, improvements, and accessions to the property), wherever the property is or may be located, and all proceeds and products from the property.

    [ ] INVENTORY: All inventory which I hold for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in my business.

    [ ] EQUIPMENT: All equipment including, but not limited to, all machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and recordkeeping equipment, and parts and tools. All equipment described in a list or schedule which I give to you will also be included in the secured property, but such a list is not necessary for a valid security interest in my equipment.

    [ ]  FARM PRODUCTS:  All farm products including, but not limited to:
         (a) all poultry and livestock and their young, along with their products, produce and replacements;
         (b) all crops, annual or perennial, and all products of the crops; and
         (c) all feed, seed, fertilizer, medicines, and other supplies used or produced in my farming operations.

    [ ]  ACCOUNTS, INSTRUMENTS, DOCUMENTS, CHATTEL PAPER AND OTHER RIGHTS TO
         PAYMENT: All rights I have now and that I may have in the future to the payment of money including, but not limited to:
         (a) payment for goods and other property sold or leased or for services rendered, whether or not I have earned such payment by performance; and
         (b) rights to payment arising out of all present and future debt instruments, chattel paper and loans and obligations receivable.
         The above include any rights and interests (including all liens and security interests) which I may have by law or agreement against any account debtor or obligor of mine.

    [ ] GENERAL INTANGIBLES: All general intangibles including, but not limited to, tax refunds, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, and the right to use my name.

    [ ] GOVERNMENT PAYMENTS AND PROGRAMS: All payments, accounts, general intangibles, or other benefits (including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance payments, diversion payments, and conservation reserve payments) in which I now have and in the future may have any rights or interest and which arise under or as a result of any preexisting, current or future Federal or state governmental program (including, but not limited to, all programs administered by the Commodity Credit Corporation and the
         ASCS).

    [x]  THE SECURED PROPERTY INCLUDES, BUT IS NOT LIMITED BY, THE FOLLOWING:

             Please see the attached Exhibit "A"

If this agreement covers timber to be cut, minerals (including oil and gas), fixtures or crops growing or to be grown, the legal description is:
____________________________________________________________________________

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I am a(n)   [ ] individual   [ ] partnership     AGREE TO THE TERMS SET OUT ON
                                                 BOTH PAGE 1 AND PAGE 2 OF
            [ ] corporation ____________         THIS AGREEMENT. I have
                                                 received a copy of this
[ ] If checked, file this agreement in the real document on today's date. estate records.
Record Owner  (if not me): ___________________
______________________________________________
______________________________________________      Bioanalytical Systems, Inc.
                                                          (Debtor's Name)

The property will be used for                    By: \S\LINA L. REEVES-KERNER
         [ ] personal     [x] business               ------------------------

         [ ] agricultural [ ] _______ reasons    Title: Vice President
                                                        ---------------------
         Bank One, Lafayette, NA
         (Secured Party's Name)                  By:
                                                        ---------------------

By: \S\MURRAY N. MARSHALL                        Title:
    ---------------------                               ---------------------

Title: Vice President
       ------------------












                                     - 3 -
[x] I

                                  EXHIBIT "A"


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
QUANTITY                     DESCRIPTION
         1                   TSQ 7000 Basic System

         1                   APCI/ESI Source

         1                   TSQ 7000 Extended Warranty

         1                   Enhanced Alpha Workstation

         1                   Special as outlined below
                             Second copy of ICIS Software

         1                   B480-BA Alpha Station

         1                   RC21-WA VRC21-WA

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                          Bioanalytical Systems, Inc.

                         By: \S\LINA L. REEVES-KERNER
                             -------------------------------------------
                                        Title

                        Date: 8/30/96
                             -------------------------------------------